As filed with the Securities and Exchange Commission on February 10, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia (State of incorporation)	6712 (Primary Standard Industrial Classification Code Number)	55-0770610 (I.R.S. Employer Identification No.)

990 Elmer Prince Drive
Post Office Box 656
Morgantown, West Virginia 26507-0656
(304) 598-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Douglas J. Leech, Jr.
President and Chief Executive Officer
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
Post Office Box 656
Morgantown, West Virginia 26507-0656
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copies to:
Charles D. Dunbar, Esq.
Elizabeth Osenton Lord, Esq.
Jackson Kelly PLLC
1600 Laidley Tower
Post Office Box 553
Charleston, West Virginia 25322
(304) 340-1000 (Telephone) (304) 340-1272 (Fax)
Approximate date of commencement of proposed sale to the public: As soon as practicable under this Registration Statement becomes effective.
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-163460
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Number of Shares	Aggregate Offering	Amount of
Securities to be Registered	to be Registered	Price (1)	Registration Fee (2)
Common Stock, $1.00 par value	200,000	$4,000,000	$285.20

(1)	Estimated solely for determining the registration fee pursuant to Rule 457(o) promulgated under Securities Act of 1933.

(2)	The Registrant previously registered common stock having a proposed maximum aggregate offering price of $20,000,000 on its Registration Statement on Form S-1 (File No. 333-163460), for which a filing fee was paid previously.
The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Part II

Item 16. Exhibits and Financial Statement Schedules

Signatures

EX-5
EX-23.1
EX-23.2

EXPLANATORY NOTE
Centra Financial Holdings, Inc., a West Virginia corporation (the “Registrant”), is filing this registration statement pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of the Registrant’s common shares contemplated by the Registration Statement on Form S-1 (File No. 333-163460), as amended (the “Prior Registration Statement”), which was originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 3, 2009 and declared effective by the Commission on January 14, 2010.
The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into, and shall be deemed a part of, this registration statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.
Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits

Exhibit
no.	Description of exhibit
5	Opinion of Jackson Kelly PLLC

23.1	Consent of Jackson Kelly PLLC (included as part of its opinion filed as Exhibit 5 hereto)

23.2	Consent of Ernst & Young LLP

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morgantown, State of West Virginia, on February 10, 2010.

Centra Financial Holdings, Inc.
By:	/s/ Douglas J. Leech, Jr.
	Name:	Douglas J. Leech, Jr.
	Title:	President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on February 10, 2010.

Signature	Title	Date
/s/ Douglas J. Leech	Chief Executive Officer and Director	February 10, 2010

Douglas J. Leech	(Principal Executive Officer)

/s/ Darren Williams	Senior Vice President and Chief	February 10, 2010

Darren Williams	Financial Officer

/s/ C. Christopher Cluss	Director	February 10, 2010

C. Christopher Cluss

/s/ Arthur Gabriel	Director	February 10, 2010

Arthur Gabriel

/s/ Robert A. McMillan	Director	February 10, 2010

Robert A. McMillan

/s/ Mark R. Nesselroad	Director	February 10, 2010

Mark R. Nesselroad

/s/ Perry G. Petroplus	Director	February 10, 2010

Perry G. Petroplus

/s/ Milan Puskar	Director	February 10, 2010

Milan Puskar

/s/ Paul T. Swanson	Director	February 10, 2010

Paul T. Swanson

/s/ James W. Dailey, II	Director	February 10, 2010

James W. Dailey, II

/s/ Bernard G. Westfall	Director	February 10, 2010

Bernard G. Westfall